UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006 (November 20, 2006)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers.

On November 20, 2006, Sterling Bancshares, Inc. (the “Company”) announced that Stephen C. Raffaele will step down from his current position as Chief Financial Officer to assume the position of Chief Investment Officer for the Company effective during the first week of December 2006. Mr. Raffaele will remain Executive Vice President.

Item 5.02(c). Appointment of Principal Officers.

On November 20, 2006, the Company also announced that Zach L. Wasson will join the Company as Chief Financial Officer and Executive Vice President effective during the first week of December 2006. Mr. Wasson, 53, most recently served as the Chief Financial Officer and Treasurer of $8.9 billion Mississippi-based Trustmark Corporation. Prior to his sixteen years of service at Trustmark, he served as chief financial officer, treasurer, and controller for other financial institutions. In connection with his appointment as Chief Financial Officer and Executive Vice President, the Company intends to enter into a written agreement with Mr. Wasson.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release naming Zach L. Wasson as Chief Financial Officer of Sterling Bancshares, Inc., dated November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: November 22, 2006	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release naming Zach L. Wasson as Chief Financial Officer of Sterling Bancshares, Inc., dated November 20, 2006.